NEWS RELEASE
1653 East Maple Road	●	Troy, MI 48083	CONTACT: Mary Ann Victor,
Phone: (248) 689-3050	●	Fax: (248) 689-4272	Vice President and Chief Administrative Officer, ext. 5803
www.somanetics.com			Bill Iacona, Chief Financial Officer, ext. 5819

FOR IMMEDIATE RELEASE

SOMANETICS REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF FISCAL 2008

Financial Highlights

▪
Net revenues increased 22 percent to $12.4 million for the third quarter and increased 24 percent to $33.8 million for the nine months ended August 31, 2008, compared with the respective periods of fiscal 2007.

▪	Operating income increased 29 percent to $4.2 million for the third quarter and increased 22 percent to $9.1 million for the nine months ended August 31, 2008.

▪	Net income increased to $3.0 million, or $0.23 per diluted share, for the third quarter and $7.1 million, or $0.51 per diluted share, for the nine months ended August 31, 2008.

TROY, Mich. -- September 17, 2008 -- Somanetics Corporation (Nasdaq: SMTS) today reported net revenues of $12.4 million for the third quarter ended August 31, 2008, a 22 percent increase from $10.2 million in the same period of 2007. For the nine months ended August 31, 2008, net revenues increased 24 percent to $33.8 million from $27.3 million in the same period last year.

U.S. net revenues increased 22 percent to $9.4 million from $7.7 million in the third quarter of fiscal 2007. International net revenues increased 20 percent to $3.0 million from $2.5 million. For the nine-month period, U.S. net revenues increased 23 percent to $27.1 million and international revenues increased 28 percent to $6.7 million.

Third quarter operating income increased 29 percent to $4.2 million, compared with $3.2 million in the third quarter of fiscal 2007. Third quarter income before income taxes increased to $4.7 million from $4.2 million. Net income increased to $3.0 million, or $0.23 per diluted share, from $2.8 million, or $0.19 per diluted share.

For the nine months ended August 31, 2008, operating income increased 22 percent to $9.1 million from $7.5 million in the comparable period of fiscal 2007. Income before income taxes increased to $11.3 million from $10.4 million. Net income was $7.1 million for the nine-month period, or $0.51 per diluted share, compared with $6.9 million, or $0.47 per diluted share in the same period of 2007.

Gross margin was 86 percent in the third quarter of fiscal 2008, compared with 87 percent in the fiscal 2007 third quarter, and was 87 percent for the nine-month period of 2008, compared with 88 percent for the same period in 2007. Somanetics exited the quarter with cash, marketable securities and long-term investments of $66.2 million and no borrowings.

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 2

During 2008 Somanetics implemented a stock repurchase program that authorized the repurchase of up to $45 million of its common shares. To date Somanetics has purchased 1,805,129 shares at an average purchase price of $17.42 per share for approximately $31.4 million, including commissions.

“Our financial results for the third quarter were strong,” said Bruce J. Barrett, Somanetics’ president and Chief Executive Officer. “We continue to execute our launch into the neonatal ICU with our new cerebral and somatic sensors and we are ahead of our expectations for this market at this early stage.”

Pediatric and Neonatal ICU Market Update

Somanetics continued its launch of the OxyAlert NIRSensor for infants and neonates during the third quarter and to date 55 U.S. hospitals are using the sensors in pediatric and neonatal ICUs. In late September, Somanetics will participate in the 24th annual conference of the National Association of Neonatal Nurses - Navigating Neonatal Care: A Safe Passage Home.

Sales and Marketing Activities

During the fourth quarter, Somanetics will participate in approximately 20 medical conferences, including the 2008 annual meeting of the American Society of Anesthesiologists, and various regional and state cardiothoracic, perfusion, and anesthesia and pediatric cardiology association meetings.

Business Outlook

Somanetics reiterated its previously announced guidance for fiscal 2008:

▪	Net revenues in the range of $46.2 million to $50.0 million, or 20 to 30 percent growth over 2007 revenues.

▪	Operating margin in the range of 25 to 27 percent of sales and gross margin in the range of 87 to 88 percent.

▪	Income before income taxes in the range of $15.3 million to $17.5 million.

Somanetics’ forecasts are based on market conditions and current estimates, which reflect management’s plan to increase investments in clinical research, sales education and research and development projects to support the expansion of its efforts in the pediatric and neonatal ICU markets. Somanetics undertakes no obligation to update its estimates.

Somanetics to Host Conference Call

Somanetics will webcast its 2008 third quarter conference call at 10:00 a.m. (ET) today. To join the webcast, visit the Investor Center section of Somanetics’ website at www.somanetics.com and click on the “Third Quarter 2008 Conference Call” link. The call also will be archived on the website.

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 3

About Somanetics

Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets the INVOS® Cerebral/Somatic Oximeter, a non-invasive patient monitoring system that continuously measures changes in the blood oxygen levels in the brain and elsewhere in the body in patients with or at risk for restricted blood flow. Surgeons, anesthesiologists and other medical professionals can use the information provided by the INVOS System, in conjunction with other available information, to identify oxygen imbalances in tissues beneath the sensor and take necessary corrective action, potentially improving patient outcomes and reducing the costs of care. The INVOS System has a nearly 11-year market track record supported by more than 500 clinical references, and is used at nearly 700 U.S. hospitals. Somanetics supports its customers through a direct U.S. sales force and clinical education team. Covidien markets INVOS System products in Europe, Canada, the Middle East and South Africa and Edwards Lifesciences represents INVOS System products in Japan. For more information visit www.somanetics.com.

Safe-Harbor Statement

Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2008, are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Actual results may differ significantly from results discussed in the forward-looking statements and may be affected by, among other things, economic conditions in general and in the healthcare market, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the INVOS System and disposable sensors, our dependence on distributors and independent sales representative firms for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, changes in our deferred tax assets, future equity compensation expenses, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future taxable income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others’ patents and the other factors set forth from time to time in Somanetics’ Securities and Exchange Commission filings, including its 2007 Annual Report on Form 10-K filed on February 6, 2008, First Quarter Form 10-Q filed on April 2, 2008 and Second Quarter Form 10-Q filed on June 30, 2008.

(Tables to follow)

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 4

SOMANETICS CORPORATION

BALANCE SHEETS

	August 31,	November 30,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,202,691	$33,172,977
Marketable securities	3,996,915	18,978,074
Accounts receivable	7,735,537	7,486,571
Inventory	2,803,061	1,998,284
Prepaid expenses	262,741	560,885
Accrued interest receivable	253,166	551,117
Deferred tax asset - current	1,047,633	3,069,929
Total current assets	57,301,744	65,817,837
PROPERTY AND EQUIPMENT (at cost):
Demonstration and no capital cost sales equipment at customers	3,709,459	3,386,287
Machinery and equipment	1,589,381	1,531,387
Furniture and fixtures	497,087	307,919
Leasehold improvements	197,450	196,700
Total	5,993,377	5,422,293
Less accumulated depreciation and amortization	(3,230,891)	(2,931,596)
Net property and equipment	2,762,486	2,490,697
OTHER ASSETS:
Long-term investments	20,993,111	33,653,099
Deferred tax asset - non-current	1,361,738	3,004,755
Other	15,000	15,000
Intangible assets, net	—	3,097
Total other assets	22,369,849	36,675,951
TOTAL ASSETS	$82,434,079	$104,984,485

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,056,552	$1,118,003
Accrued liabilities	1,341,740	1,701,481
Total current liabilities	2,398,292	2,819,484
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS' EQUITY:
Preferred shares; authorized, 1,000,000 shares of $.01 par value; no shares issued or outstanding	–	–
Common shares; authorized, 20,000,000 shares of $.01 par value; issued and outstanding, 12,009,074 shares at August 31, 2008, and 13,443,961 shares at November 30, 2007	120,091	134,440
Additional paid-in capital	89,837,382	119,079,383
Accumulated deficit	(9,921,686)	(17,048,822)
Total shareholders' equity	80,035,787	102,165,001
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$82,434,079	$104,984,485

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 5

SOMANETICS CORPORATION

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended August 31,		Ended August 31,
	2008	2007	2008	2007
NET REVENUES	$12,367,988	$10,163,509	$33,801,326	$27,310,559
COST OF SALES	1,717,858	1,338,418	4,413,939	3,387,258
Gross Margin	10,650,130	8,825,091	29,387,387	23,923,301

OPERATING EXPENSES:
Research, development and engineering	332,236	157,657	894,574	435,445
Selling, general and administrative	6,155,551	5,444,836	19,423,534	16,034,364
Total operating expenses	6,487,787	5,602,493	20,318,108	16,469,809

OPERATING INCOME	4,162,343	3,222,598	9,069,279	7,453,492

OTHER INCOME:
Interest income	562,178	1,008,749	2,197,280	2,974,835
Total other income	562,178	1,008,749	2,197,280	2,974,835
INCOME BEFORE INCOME TAXES	4,724,521	4,231,347	11,266,559	10,428,327

INCOME TAX EXPENSE	(1,678,067)	(1,438,658)	(4,139,424)	(3,545,631)

NET INCOME	$3,046,454	$2,792,689	$7,127,135	$6,882,696

NET INCOME PER COMMON SHARE - BASIC	$0.25	$0.21	$0.55	$0.52

NET INCOME PER COMMON SHARE - DILUTED	$0.23	$0.19	$0.51	$0.47

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	12,079,089	13,186,754	12,889,638	13,174,355

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	13,247,953	14,549,298	13,919,212	14,579,710

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